EXHIBIT 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 11,  2012 (the “Sixth Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (ii) BRIDGELINE DIGITAL, INC., a Delaware corporation with its chief executive office located at 80 Blanchard Road, Burlington, Massachusetts 01803 (“Bridgeline”) and BRIDGELINE INTELLIGENCE GROUP, INC., a Delaware corporation, with offices located at 6711 Columbia Gateway Drive, Suite 550, Columbia, Maryland 21046 (“Intelligence Group”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Amended and Restated Loan and Security Agreement dated as of March 31, 2010, as amended by a certain First Loan Modification Agreement, dated as of June 22, 2010, as further amended by a certain Second Loan Modification Agreement, dated as of July 7, 2010, as further amended by a certain Joinder, Waiver and Third Loan Modification Agreement, dated as of November 5, 2010, as further amended by a certain Fourth Loan Modification Agreement, dated as of May 6, 2011 and as further amended by a certain Joinder, Fifth Loan Modification and Waiver Agreement, dated as of December 16, 2011 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Amended and Restated Intellectual Property Security Agreement, dated as of March 31, 2010 between Bank and Bridgeline and a certain Intellectual Property Security Agreement dated as of December 16, 2011 between Bank and Intelligence Group (together, the “IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGES IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.5(c) and Section 2.1.5(d) thereof:

“(c)           Repayment.  Commencing on the first day of the month following the last day of the Draw Period through and including the Term Loan Maturity Date, the principal amount of the Term Loan outstanding on the last day of the Draw Period is payable in (i) thirty-six (36) consecutive equal monthly installments of principal, based on a thirty-six (36) month amortization period, plus (ii) monthly payments of interest, in arrears, on the outstanding principal amount of the Term Loan at the rate set forth in Section 2.3(a)(ii).  Notwithstanding the foregoing, all unpaid principal and interest on the Term Loan shall be due on the Term Loan Maturity Date.

(d)           Prepayment.  The Term Loan may be prepaid by Borrower prior to the Term Loan Maturity Date, effective three (3) Business Days after written notice of prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such prepayment is at Borrower’s election prior to the last day of the Draw Period, there shall be no prepayment premium.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default after the termination of the Draw Period, but (i) prior to the first anniversary of the termination of the Draw Period, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to Forty Thousand Dollars ($40,000) (i.e. two percent (2.00%) of Two Million Dollars ($2,000,000)) and (ii) on or after the first anniversary of the termination of the Draw Period, but prior to the second anniversary of the termination of the Draw Period, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to Twenty Thousand Dollars ($20,000) (i.e. one percent (1.00%) of Two Million Dollars ($2,000,000)); provided that no termination fee shall be charged if the Term Loan is replaced with a new facility from another division of Silicon Valley Bank.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default after the second anniversary of the termination of the Draw Period, there shall be no prepayment premium.

Notwithstanding the foregoing, if such prepayment of the Term Loan is at Borrower’s election and is made for the sole purpose of increasing the unused Availability Amount (the “Excess Availability”) and, together with such Term Loan prepayment, Borrower submits a Transaction Report (including a request for an Advance) that supports, as determined by Bank, in its sole discretion, lending such Excess Availability, on a Dollar for Dollar basis, under the Revolving Line (by reference to the Availability Amount and such Transaction Report), then no prepayment premium shall be applicable with respect to such prepayment of the Term Loan.”

and inserting in lieu thereof the following:

“(c)           Repayment.  (i) On or before July 2, 2012, Bank shall have received the Permitted Term Loan Prepayment Amount.  Such Permitted Term Loan Prepayment Amount shall be in addition to regularly scheduled principal payments described below, and shall be applied to the principal amount of each remaining Term Loan Payment described below on a pro rata basis. The Permitted Term Loan Prepayment Amount shall be exempt from the applicable prepayment fee described in Section 2.1.5(d) hereof.

(ii)           Borrower shall continue repaying the outstanding amount of the Term Loan in accordance with the existing thirty-six (36) month amortization period, in (i) consecutive equal monthly installments of principal, plus (ii) monthly payments of interest, in arrears, (each such payment of principal and interest being a “Term Loan Payment”), at the rate set forth in Section 2.3(a)(ii).  Notwithstanding the foregoing, all unpaid principal and interest on the Term Loan shall be due on the Term Loan Maturity Date.  Once repaid, no amount of the Term Loan may be reborrowed.

(d)           Prepayment.  The Term Loan may be prepaid by Borrower prior to the Term Loan Maturity Date, effective three (3) Business Days after written notice of prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or after the Sixth Loan Modification Effective Date but on or prior to March 31, 2013, Forty Thousand Dollars ($40,000) and (ii) if such prepayment occurs on or after April 1, 2013 but on or prior to March 31, 2014, Twenty Thousand Dollars ($20,000); provided that no prepayment fee shall be charged (i) on or after April 1, 2014 or (ii) if the Term Loan is replaced with a new facility from another division of Silicon Valley Bank.”

2.	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(i) thereof:

“(i) (A) within thirty (30) days after the end of each month, and (B) upon each request for a Credit Extension, a Borrowing Base Certificate;”

and inserting in lieu thereof the following:

“(i) (A) within thirty (30) days after the end of each month, and (B) upon each request for a Credit Extension, a Transaction Report (including, without limitation, a Borrowing Base Certificate);”

3.	The Loan Agreement shall be amended by deleting the following text appearing at the end of Section 6.2(a) thereof:

“Notwithstanding the foregoing clauses (a)(i) and (a)(ii) hereof, commencing on the Fifth Loan Modification Effective Date through and including December 31, 2011, Borrower shall provide Bank with the following:

(i) (A) weekly, on the last Business Day of each week, and (B) upon each request for a Credit Extension, a Transaction Report (including, without limitation, a Borrowing Base Certificate); and

(ii) within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date) and a Deferred Revenue report;”

4.	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b)           Minimum Liquidity.  Unrestricted cash at Bank plus Committed Availability of not less than One Million Dollars ($1,000,000).”

and inserting in lieu thereof the following:

“(b)           Minimum Liquidity.  Unrestricted cash at Bank (excluding drawn Non-formula Advances held at Bank) plus the unused Availability Amount (excluding any undrawn availability with respect to Non-formula Advances) of not less than (i) prior to receipt by Bank of the Permitted Term Loan Prepayment Amount, One Million Dollars ($1,000,000); and (ii) commencing on the date that Bank applies the Permitted Term Loan Prepayment Amount to the outstanding principal balance of the Term Loan, and at all times thereafter, One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

5.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (a) the lesser of (i) the Revolving Line minus the outstanding principal balance of the Term Loan or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.

“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Credit Extension” is any Advance, Term Loan, letter of credit, foreign currency forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date” is March 31, 2013.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line minus the outstanding principal balance of the Term Loan or (ii) (X) the amount available under the Borrowing Base plus (Y) during the Non-formula Advance Availability Period, the Non-Formula Advance minus (b) the outstanding principal balance of any Advances, including, without limitation, any outstanding Non-formula Advance.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) eighty percent (80%) of Eligible Foreign Accounts or (ii) Fifty Thousand Dollars ($50,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Credit Extension” is any Advance, Non-formula Advance, Term Loan, letter of credit, foreign currency forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date” is March 31, 2014.”

6.	The Loan Agreement shall be amended by deleting the following text appearing as clause (e) of the definition of “Eligible Accounts” in Section 13.1 thereof:

“(e)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States, except Eligible Foreign Accounts;”

and inserting in lieu thereof the following:

“(e)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States;”

7.	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

““Non-formula Advance” is, to the extent the applicable Borrowing Base is less than the full amount available under the then-applicable Availability Amount, the lesser of (i) Eight Hundred Thousand Dollars ($800,000) or (ii) the result of (x) the Revolving Line minus (y) the amount otherwise available under the applicable Borrowing Base minus (z) the outstanding principal balance of the Term Loan; provided, however, that Bank may decrease the foregoing amount in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Non-formula Advance Availability Period” is, from and after the date the Permitted Term Loan Prepayment Amount is received by Bank, provided a Default or an Event of Default has not occurred, the period commencing three (3) Business Days prior to the end of each fiscal quarter of the Borrower and terminating on the earlier to occur of (i) the occurrence of a Default and (ii) 12:00 noon eastern time on the third Business Day of the immediately succeeding fiscal quarter of the Borrower.  During the Non-formula Advance Availability Period, Non-formula Advances will be deposited by Bank to the Borrower’s cash collateral account maintained at Bank, and will be used solely to repay outstanding Non-formula Advances upon the termination of the applicable Non-formula Advance Availability Period.

“Permitted Term Loan Prepayment Amount” is Eight Hundred Thousand Dollars ($800,000), to be applied to reduce the outstanding principal balance of the Term Loan.

“Sixth Loan Modification Effective Date” is May    , 2012.”

8.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

““Committed Availability” is, as of any date of determination, an amount equal to (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) all outstanding Obligations of Borrower owed to Bank.”

9.	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit B attached hereto.

4.           CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Credit Extensions, the Bank shall have received the following documents or payments prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.
copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower, respectively, as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s respective performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	a certificate of the Secretary of State (or similar entity) of the applicable jurisdiction of organization of a recent date as to each Borrower’s respective existence and good standing;

C.
results of UCC searches and other searches as necessary with respect to the Collateral indicating no Liens (other than the Liens of Bank or Permitted Liens) and otherwise in form and substance satisfactory to the Bank;

D.	updated/ supplements to the Perfection Certificate for each Borrower, as necessary; and

E.	such other documents as Bank may reasonably request.

5.           CONDITIONS SUBSEQUENT.   (a) On or before July 2, 2012, Borrower shall have delivered to Bank (i) evidence satisfactory to Bank that Borrower has received gross proceeds from the issuance of additional equity of the Borrower or Subordinated Debt of not less than One Million Eight Hundred Thousand Dollars ($1,800,000), together with such Subordination Agreements as Bank may require, in form and substance acceptable to Bank, in its sole discretion; and (ii) the Permitted Term Loan Prepayment Amount for application to the outstanding principal balance of the Term Loan.  An Event of Default will be deemed to have occurred under the Loan Agreement if the foregoing conditions subsequent have not been complied with on or prior to July 2, 2012; and

(b)           On or before May 21, 2012 (or such later date as Bank shall determine, in its sole discretion), an Acknowledgment and Reaffirmation of Subordination Agreement with TMX Interactive, Inc., together with executed signature pages thereto.

6.            FEES.  Borrower shall pay to Bank (i) a fully earned, non-refundable extension fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be due and payable on or prior to the Sixth Loan Modification Effective Date; and (ii) an annual renewal fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be due and payable on March 31, 2013 and shall be deemed fully earned as of that date.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

7.           RATIFICATION OF PERFECTION CERTIFICATE.  Bridgeline hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2010, as amended as of the date hereof and acknowledges, confirms and agrees that, except as amended, the disclosures and information Bridgeline provided to Bank in the Perfection Certificate, as supplemented through the date hereof.  In addition, Intelligence Group hereby ratifies, confirms and reaffirms all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, as supplemented through the date hereof.  Each Borrower acknowledges, confirms and agrees the disclosures and information provided to Bank in such Perfection Certificates, as supplemented through the date hereof, have not changed.

8.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.         NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.         CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.         RIGHT OF SET OFF.  Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.         CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.  Section 11 of the Loan Agreement is hereby incorporated by reference.

14.         COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts, as of the Sixth Loan Modification Effective Date.

BORROWER:	BANK:
BRIDGELINE DIGITAL, INC. By: /s/Michael Prinn Name: Michael D. Prinn Title: Chief Accounting Officer	SILICON VALLEY BANK By: /s/ Steve Lyons Name: Steve Lyons Title: Relationship Manager
BRIDGELINE INTELLIGENCE GROUP, INC. By: /s/Michael Prinn Name: Michael D. Prinn Title: Treasurer

[Sixth Loan Modification Agreement Signature Page]

EXHIBIT A- COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	BRIDGELINE DIGITAL, INC.
BRIDGELINE INTELLIGENCE GROUP, INC.

The undersigned authorized officer of Bridgeline Digital, Inc. and Bridgeline Intelligence Group, Inc. (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Transaction Reports and Deferred Revenue reports*	Monthly within 30 days	Yes No
Board-approved projections	Annually, w/in 45 days of approval and as amended	Yes No
Borrowing Base Certificate*	Monthly within 30 days and with each request for a Credit Extension	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:
Minimum EBITDA (tested quarterly, on a trailing three-month basis)	*	_________:1.00	Yes No
March 31, 2011	$200,000	$_________	Yes No
June 30, 2011	$300,000	$_________	Yes No
September 30, 2011 and thereafter	$400,000	$_________	Yes No
Minimum Liquidity (certified monthly)	**	$_________	Yes No

*       See Section 6.9(a) of the Loan Agreement
**     See Section 6.9(b) of the Loan Agreement

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”):
 ____________________________________________________________________________.

There were no held checks as of the end of such month there except as follows (if no held checks, state “None”):
____________________________________________________________________________.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
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BRIDGELINE DIGITAL, INC. BRIDGELINE INTELLIGENCE GROUP, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:           ______________________

Verified: ________________________
authorized signer
Date:           ______________________

Compliance Status:                                Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.           Minimum EBITDA (Section 6.9(a))

Required:             Achieve EBITDA, measured quarterly on a trailing three-month basis as of the last day of each fiscal quarter listed below, of no less than the corresponding amounts listed below:

Quarterly Period Ending	Minimum EBITDA
March 31, 2011	$200,000
June 30, 2011	$300,000
September 30, 2011, and as of the last day of each quarterly period ending thereafter	$400,000”

Actual: All amounts measured on a trailing three month basis:

A.	Net Income	$________
B.	Interest Expense	$________
C.	To the extent deducted from the calculation of Net Income, non-cash stock compensation expense, depreciation expense and amortization expense (including, without limitation, goodwill)	$________
D.	Other one-time non-cash expenses approved by Bank, on a case-by-case basis, in its sole discretion	$________
E.	EBITDA (line A plus line B plus line C plus line D)	$________

Is line E equal to or greater than $[_______________________]?

_________ No, not in compliance                                                               _________ Yes, in compliance

II.           Minimum Liquidity (Section 6.9(b))

Required:            Maintain, at all times, unrestricted cash at Bank (excluding drawn Non-formula Advances held at Bank) plus the unused Availability Amount (excluding any undrawn availability with respect to Non-formula Advances) of not less than (i) prior to receipt by Bank of the Permitted Term Loan Prepayment Amount, One Million Dollars ($1,000,000); and (ii) commencing on the date that Bank applies the Permitted Term Loan Prepayment Amount to the outstanding principal balance of the Term Loan, and at all times thereafter, One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

Actual:

A.	Unrestricted Cash at Bank (excluding drawn Non-formula Advances held at Bank)	$________
B.	unused Availability Amount (but excluding any undrawn availability with respect to Non-formula Advances)	$________
C.	Liquidity (line A plus line B)	$________

Is line C equal to or greater than $[_______________________]?

_________ No, not in compliance                                                               _________ Yes, in compliance